Exhibit 99.1

August 11, 2015

Dear One World Stockholder,

As we enter into our final push the upcoming national roll out of The Prettie Girls! Tween Scene dolls in over 2,900 Walmart stores, I wanted to take a few moments to update everyone on the progress the company has made since my last letter. To begin, it is my pleasure to inform you that as of August 10 the company has received major retail purchase orders totaling over $855,000 and this has been achieved prior to our busy Holiday sales season! The Prettie Girls! brand is growing and we are extremely enthusiastic about the strides we have made thus far in 2015.

The Prettie Girls! Dolls have received new purchase orders from Walmart.com.

On our most recent conference call our Founder announced that we were expecting purchase orders from Walmart.com for the Prettie Girls! Tween Scene line and I am pleased to inform you that we now have those purchase orders in hand.  As anticipated, the Walmart.com buyers opted to carry the new Tween Scene dolls and also the entire line of six Tween Scene fashion accessories as well. We are currently completing production on these new orders and will soon begin shipping to U.S. distribution centers. We expect the dolls and accessories to appear on Walmart.com by mid-October.

The Prettie Girls! dolls have some baby siblings on the way.

Last year, we received an inquiry from another of America’s largest retailers about supplying a line of toddler dolls and we are pleased to announce the debut of The Prettie Girls! Dream Babies at the Toy Industry Association Fall Toy Preview in Dallas, Texas this October. These dolls will feature an 18 inch, plush body sculpted by world renowned doll designer, Robert Tonner and exclusive toddler fashions designed by Prettie Girls! creator, Stacey McBride-Irby. Our plan is to roll out The Prettie Girls! Dream Babies for the Spring 2016 retail season. We will keep you updated as development on this line progresses.

Let’s bring some clarity to our share structure.

At this time we are very happy with the results of our efforts to improve the company share structure by focusing on the elimination / consolidation of convertible debt held by what we classify as aggressive sellers. Over the past year, we have successfully eliminated or consolidated a large portion of this convertible debt and at this time the company has no plans to increase our authorized shares above the current 500 million.

Summary

We truly hope that as the future unfolds, you will continue to be on this journey with us, and we ask you and thank you for your continued support of The One World Doll Project and The Prettie Girls! product line.

Sincerely,

Corinda Joanne Melton
CEO
One World Holdings, Inc.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This letter contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this letter, other than statements of historical fact, constitute "forward-looking statements." The words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," “potential,” ”possible,” “might,” “look forward,”  and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this letter do not constitute guarantees of future performance. Investors are cautioned that statements in this letter which are not strictly historical statements, including, without limitation, statements regarding the development of Prettie Girls! dolls constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to, risks associated with: market conditions; our capital position; our ability to compete with larger, better financed toy companies; changes in the doll market; our ability to successfully identify or satisfy consumer preferences; our uncertainty of developing a marketable product; our ability to meet our holiday sales targets; our ability to raise additional capital to continue development; our ability to raise additional capital through the sale of shares of our common stock; our ability to obtain, maintain and protect intellectual property rights; the risk of litigation regarding our intellectual property rights or the rights of third parties; the success of third party development and commercialization efforts with respect to products covered by intellectual property rights that we may license or transfer; our limited manufacturing capabilities; our dependence on third-party manufacturers; our ability to hire and retain skilled personnel; our volatile stock price; and other risks detailed in our filings with the SEC, including our Annual Reports on Form 10 K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Reports on Form 10 K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.